EXHIBIT 21
REGAL-BELOIT CORPORATION SUBSIDIARIES
AS OF 02/19/08

RBC	Regal-Beloit Corporation – Wisconsin
MEMC	Marathon Electric Manufacturing Corp. – Wisconsin
RBEM	Regal-Beloit Electric Motors, Inc.- Wisconsin
RBHL	Regal-Beloit Holdings Ltd. – Yukon Territory
TFL	Thomson Finance Ltd. – British Columbia
RBAPL	Regal-Beloit Asia Pte. Ltd. – Singapore
RBMH	Regal-Beloit Mexico Holding S. de R.L. de C.V. - Mexico
RBCHI	RBC Horizon, Inc. – Wisconsin
RBHBV	Regal Beloit Holding BV – The Netherlands
RBFBV	Regal Beloit Finance BV – The Netherlands
FMTL	Fasco Motors Thailand Ltd. – Thailand
RBCAH	RBC Australia Holding Company Pty. Limited – Australia
FAPL	Fasco Australia Pty. Ltd. – Australia
IMT	In Motion Technologies Pty Limited – Australia
DHI-VI	Dutch Horizon I, LLC–Dutch Horizon VI, LLC (Wisconsin)
MMI	Morrill Motors, Inc. (Indiana)
MEMI	Marathon Electric Motors (India) Limited - India

Parent	Subsidiary	Percent Owned	State/Place of Incorporation

RBC	Hub City, Inc.	100%	Delaware
RBC	Costruzioni Meccaniche Legnanesi	100%	Italy
RBC	Mastergear GmbH	100%	Germany
RBC	Opperman Mastergear Ltd.	100%	U.K.
RBC	Marathon Electric Manufacturing Corporation	100%	Wisconsin
RBC	REGAL-BELOIT Asia Pte. Ltd.	100%	Singapore
RBC	Thomson Technology Shanghai Ltd.	100%	China
RBC	REGAL-BELOIT Electric Motors, Inc.	100%	Wisconsin
RBC	Regal Beloit Holding BV	100%	Netherlands
RBC	RBC Horizon, Inc.	100%	Wisconsin
RBC	Compania Armadora S. de R.L. de C.V. (CASA)	.1%	Mexico
RBC	Sociedad de Motores Domesticos S. de R.L. de C.V. (SMD)	.1%	Mexico
RBC	Capacitores Components de Mexico S. de R.L.de C.V. (CAPCOM)	.1%	Mexico
RBC	GEMI Motors India PVT Limited	.001%	India
RBC	REGAL-BELOIT Flight Service, Inc.	15%	Wisconsin
RBC	Marathon Electric Manufacturing of Mexico, S. de R.L. de C.V.	.003%	Mexico
RBC	Regal Beloit Mexico Holding S. de R.L. de C.V.	.01%	Mexico
RBC	Motores Jakel de Mexico, S. de R.L. de C.V.	10%	Mexico

MEMC	REGAL-BELOIT Holdings Ltd.	100%	Canada (Yukon)
MEMC	Marathon Special Products Corp.	100%	Ohio
MEMC	Marathon Redevelopment Corp.	100%	Missouri
MEMC	Marathon Electric Far East Pte Ltd. (MEFE)	100%	Singapore
MEMC	REGAL-BELOIT Flight Service, Inc.	22%	Wisconsin
MEMC	Mar-Mex SA de CV (Inactive)	100%	Mexico

RBEM	GEMI Motors India PVT Limited	99.999%	India
RBEM	GE Holmes Industries, LLC	50%	Delaware
RBEM	REGAL-BELOIT Flight Service, Inc.	63%	Wisconsin
RBEM	Morrill Motors, Inc.	100%	Indiana

RBHL	Patent Holdings Ltd.	100%	Canada (BC)
RBHL	LEESON Canada, an Alberta Limited Partnership	99.5%	Canada (Alberta)
RBHL	Thomson Finance Ltd.	100%	Canada (BC)
RBHL	Thomson Technology, an Alberta Limited Partnership	99.5%	Canada (Alberta)

TFL	Thomson Technology, an Alberta Limited Partnership	.5%	Canada (Alberta)
TFL	LEESON Canada, an Alberta Limited Partnership	.5%	Canada (Alberta)

RBAPL	Shanghai Marathon GeXin Electric Co. Ltd. (GeXin)	55%	China
RBAPL	Shanghai REGAL-BELOIT & Jinling Co. Ltd. (Jinling)	50%	China
RBAPL	GE Holmes Industries (Far East) Ltd.	51%	Hong Kong
RBAPL	Changzhou Modern Technologies Co. Ltd (CMT)	95%	China
RBAPL	Changzhou REGAL-BELOIT Sinya Motor Co. Ltd.	100%	China
RBAPL	Regal-Beloit Mexico Holding S. de R.L. de C.V.	99.9%	Mexico

RBMH	Compania Armadora S. de R.L. de C.V. (CASA)	99.9%	Mexico
RBMH	Sociedad de Motores Domesticos S. de R.L. de C.V. (SMD)	99.9%	Mexico
RBMH	Capacitores Componentes de Mexico S. de R.L. de C.V. (CAPCOM)	99.9%	Mexico
RBMH	Marathon Electric Manufacturing of Mexico, S. de R.L. de C.V. (MONTEREY)	99.997%	Mexico
RBMH	Motores Domesticos de Piedras Negras S. de R.L. de C.V.	99.9%	Mexico

RBCHI	Shanghai Jakel Electronic Machinery Co. Ltd.	50%	China
RBCHI	Motores Jakel de Mexico S. de R.L. de C.V.	90%	Mexico

RBHBV	Regal Beloit Finance BV	100%	Netherlands

RBFBV	RBC Australia Holding Company Pty. Limited	100%	Australia
RBFBV	Fasco Motors Thailand Ltd.	11,100,644 shares	Thailand
RBFBV	Dutch Horizon I, LLC	100%	Wisconsin
RBFBV	Dutch Horizon II, LLC	100%	Wisconsin
RBFBV	Dutch Horizon III, LLC	100%	Wisconsin
RBFBV	Dutch Horizon IV, LLC	100%	Wisconsin
RBFBV	Dutch Horizon V, LLC	100%	Wisconsin
RBFBV	Dutch Horizon VI, LLC	100%	Wisconsin
RBFBV	Marathon Electric Motors (India) Ltd.	99%	India

FMTL	Fasco Yamabishi Co., Ltd.	529,994 shares	Thailand

RBCAH	Fasco Australia Pty. Ltd.	100%	Australia

FAPL	Fasco Australia Services Pty. Ltd.	100%	Australia
FAPL	In Motion Technologies Pty Limited	100%	Australia

IMT	Ebike Australia Pty. Ltd.	100%	Australia

DHI	Fasco Motors Thailand Ltd.	1 share	Thailand
DHI	Fasco Yamabishi Co., Ltd.	1 share	Thailand

DHII	Fasco Motors Thailand Ltd.	1 share	Thailand
DHII	Fasco Yamabishi Co., Ltd.	1 share	Thailand
	Marathon Electric Motors (India) Ltd.	1 share	India

DHIII	Fasco Motors Thailand Ltd.	1 share	Thailand
DHIII	Fasco Yamabishi Co., Ltd.	1 share	Thailand
	Marathon Electric Motors (India) Ltd.	1 share	India

DHIV	Fasco Motors Thailand Ltd.	1 share	Thailand
DHIV	Fasco Yamabishi Co., Ltd.	1 share	Thailand
	Marathon Electric Motors (India) Ltd.	1 share	India

DHV	Fasco Motors Thailand Ltd.	1 share	Thailand
DHV	Fasco Yamabishi Co., Ltd.	1 share	Thailand
	Marathon Electric Motors (India) Ltd.	1 share	India

DHVI	Fasco Motors Thailand Ltd.	1 share	Thailand
DHVI	Fasco Yamabishi Co., Ltd.	1 share	Thailand
	Marathon Electric Motors (India) Ltd.	1 share	India

MMI	Morrill Electric, Inc.	100%	Indiana
MMI	Shell Molding Corporation	100%	Indiana
MMI	Morrill Global, Inc.	100%	Tennessee
MMI	Morrill Global (Jiaxing) Motors Co., Ltd.	100%	China

MEMI	Regal Beloit (India) Ltd.	100%	India